Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Alight Series Trust of our report dated February 14, 2024, relating to the financial statements and financial highlights, which appears in Alight Money Market Fund’s Annual Report on Form N-CSR for the year ended December 31, 2023.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Alight Series Trust of our report dated February 14, 2024, relating to the financial statements and financial highlights, which appears in Treasury Money Market Master Portfolio’s (a series of Master Investment Portfolio) Annual Report on Form N-CSR for the year ended December 31, 2023.

We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 26, 2024